DEBT-FOR-EQUITY EXCHANGE AGREEMENT
This DEBT-FOR-EQUITY EXCHANGE AGREEMENT (this “Agreement”), dated as of September 12, 2024 (the “Effective Date”), is made by and between Exicure, Inc., a Delaware corporation (the “Company”), and DGP Co., Ltd., a company organized under the laws of the Republic of Korea (“DGP”).
RECITALS
1.The Company and DGP are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.
2.DGP is the record holder of that certain promissory note, dated May 28, 2024, payable by the Company in the principal amount of $700,000 at an interest rate of 6.0% per annum, a copy attached hereto as Exhibit A (the “Note”).
3.The Company desires to issue shares of its common stock, $0.0001 par value per share (the “Common Stock”), to DGP in exchange for satisfaction in full of the obligations (including the principal and not yet paid interest thereon accrued through the date hereof) under the Note equal to $711,666.67 (the “Discharged Debt”).
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and DGP agree as follows:
ARTICLE 1
EXCHANGE
1.1.Exchange Commitments. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined), (a) the Company will issue to DGP the aggregate number of shares of Common Stock equal to the Discharged Debt divided by the higher of: (i) the Nasdaq official closing price (as reflected on Nasdaq.com) of the Common Stock immediately preceding the signing of this Agreement, or (ii) $3.00 (the “Acquired Shares”), and, in exchange,
(b) DGP will release the Company from any obligations with respect to the Discharged Debt evidencing payment and satisfaction in full of the Discharged Debt for the receipt of the Acquired Shares. The actions described in subparts (a) and (b), collectively, are referred to as the “Exchange”.
1.2.Effect of Exchange. Upon the Closing, the Discharged Debt will represent solely the right to receive the Acquired Shares. Except for obligations created under this Agreement, by accepting this Agreement, DGP forever releases relieves and discharges the Company and the Company’s past, present and future affiliates, subsidiaries, predecessors, successors, assigns, attorneys, employees, directors, officers, stockholders, agents, and representatives, from any and all claims, demands, actions, cause or causes of action, suits, debts, sums of money, controversies, damages, obligations, breaches and liabilities of every kind and nature, whether known or unknown, in law, equity or otherwise, that have existed or may exist as of the date of this Agreement relating to the Discharged Debt and all matters and agreements in connection therewith and related thereto.
1.3.Closing. The completion of the Exchange (the “Closing”) will take place at 12:00 p.m., Eastern Standard Time, on September 12, 2024 or as soon as practicable thereafter (the “Closing Date”). The Closing will take place remotely via the delivery and exchange of documents and signatures.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to DGP as of the Effective Date and as of the Closing Date as follows:
2.1Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.
2.2Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Acquired Shares in accordance with the terms hereof; the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (including without limitation the issuance and delivery of the Acquired Shares) have been duly authorized by the Company’s board of directors and no further consent or authorization of the Company, its board of directors or its stockholders is required.
2.3Issuance of Acquired Shares. The Acquired Shares will, upon issuance pursuant to the terms hereof, be duly and validly issued, fully paid and nonassessable and will be free from any liens or encumbrances created by the Company (except as provided in this Agreement with respect to federal and applicable state securities laws). Based in part upon the representations of DGP in ARTICLE 3 of this Agreement, the Acquired Shares, when issued and delivered pursuant to this Agreement, will be issued in compliance with federal and all applicable state securities laws. Subject in part to the truth and accuracy of DGP’s representations set forth in ARTICLE 3 of this Agreement, the offer, sale and issuance of the Acquired Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.
2.4No Conflicts; No Violation.
(a) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Acquired Shares) do not conflict with or result in a violation of any provision of the Company’s certificate of incorporation or bylaws.

(b) Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of (other than those obtained on or prior to the date hereof), or make any filing or registration with, any court or governmental agency or any regulatory or self- regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue the Acquired Shares in accordance with the terms hereof.
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF DGP
DGP hereby represents and warrants to the Company as of the Effective Date and as of the Closing Date as follows:
3.1 Complete Ownership. DGP is the sole record and beneficial owner of the Discharged Debt, free and clear of any and all liens.
3.2 Organization. DGP is a company duly organized, validly existing and in good standing under the laws of the Republic of Korea and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.
3.3 Authorization; Enforcement. DGP has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to tender the Discharged Debt and acquire the Acquired Shares in accordance with the terms hereof; the execution, delivery and performance of this Agreement by DGP and the consummation by it of the transactions contemplated hereby have been duly authorized by all required parties and no further consent or authorization of DGP, its officers or its shareholders is required; and this Agreement has been duly executed and delivered by DGP.
3.4 Investment Purpose. DGP is acquiring the Acquired Shares for its own account for investment purposes only and without any view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.
3.5 Disclosure of Information. DGP believes that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Acquired Shares hereunder. DGP further represents that it has had an opportunity to ask questions and receive answers from the Company regarding its business and prospects. The foregoing, however, does not limit or modify the representations and warranties of the Company in ARTICLE 2 of this Agreement or the right of DGP to rely thereon.
3.6 No Registration. DGP understands that the Acquired Shares have not been registered under the Securities Act or applicable state securities laws, and will be issued in reliance on exemptions from registration under the Securities Act and applicable state securities laws.

3.7 Sophisticated Investor. DGP has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits, risks and benefits of the investment in the Acquired Shares and has been granted the opportunity to ask questions of, and receive satisfactory answers from, representatives of the Company concerning the Company’s business affairs and financial condition and the terms and conditions of the investment in the Acquired Shares and has had the opportunity to obtain and has obtained any additional information which it deems necessary regarding such purchase. DGP is an “accredited investor” as that term is defined within Regulation D.
3.8 High Risk. DGP is aware that an investment in the Acquired Shares is highly speculative and subject to substantial risks because, among other things, (a) the Acquired Shares are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and (b) it may suffer a loss of a portion or all of its investment in the Acquired Shares. DGP has no need for liquidity in this investment, and it is able to bear the economic risk of its investment in the Acquired Shares for an indefinite period of time and can afford a complete loss of its investment in the Acquired Shares.
3.9 Restrictions on Transfer. DGP is fully informed and aware of the circumstances under which the Acquired Shares must be held and the restrictions upon the resale of the Acquired Shares under the Securities Act and any applicable state securities laws. In this connection, DGP understands that the Acquired Shares may not be resold unless they are registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available, that the availability of an exemption may depend on factors over which the Company has no control, and that unless so registered or exempt from registration the Acquired Shares may be required to be held for an indefinite period.
3.10 Limitations on Disposition. Without in any way limiting the representations set forth above, DGP further agrees not to make any disposition of all or any portion of the Acquired Shares being purchased hereunder except in compliance with applicable state securities laws and unless:
(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;
(b) such disposition involves: (i) a transfer not involving a change in beneficial ownership; (ii) a transfer in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such Rule; (iii) transfers by any holder who is an individual to a trust for the benefit of such holder or his family; or (iv) transfers by gift, will or intestate succession to the spouse, lineal descendants or ancestors of any holder or spouse of a holder; or
(c) DGP shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, DGP shall have furnished the Company with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the

Company, that such disposition will not require registration under the Securities Act and will be in compliance with applicable state securities laws.

3.11 Legends. DGP understands that the certificates (or electronic equivalent) or notice or notices of issuance related to uncertificated securities representing the Acquired Shares will contain a legend set out in Exhibit B or one substantially similar thereto, and neither the Company nor its transfer agent or registrar is required to recognize any transfer of the Acquired Shares if, in the opinion of counsel to the Company, such transfer would result in a violation of any federal or state law regarding the offer and sale of securities.
3.12 Legal Proceedings. There are no legal proceedings pending or, to DGP’s knowledge, threatened in writing, against or affecting DGP or DGP’s respective assets, at law or in equity, by or before any governmental authority, or by or on behalf of any third party, which, if adversely determined, would impair DGP’s ability to enter into this Agreement or consummate the transactions contemplated by this Agreement.
3.13 Governmental Review. DGP understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Acquired Shares or an investment therein.
3.14 Cancellation of Discharged Debt. Upon execution of this Agreement, DGP acknowledges and agrees that (i) the Discharged Debt owing by the Company under the Note is satisfied in full and (ii) the Company has no further obligation or liability further with respect to the Discharged Debt under the Note.
ARTICLE 4
MISCELLANEOUS
4.1 Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of Delaware with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.
4.2 Counterparts; Signatures by Electronic Transmission. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by electronic (PDF) transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
4.3 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

4.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.
4.5 Consents; Waivers and Amendments. The provisions of this Agreement may only be amended, modified, supplemented or waived upon the prior written consent of the Company and DGP.
4.6 Successors and Assigns. This Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.
4.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
4.8 Survival. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and DGP contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement and the closings under this Agreement.
4.9 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
4.10 Equitable Relief. Each party recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the other parties. Each of the parties therefore agrees that the other parties are entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EXICURE, INC.

By: /s/ Paul Kang Name: Paul Kang
Title: President & Chief Executive Officer

DGP CO., LTD.
By: /s/ Kyungwon Oh Name: Kyungwon Oh
Title: Chief Executive Officer

[Signature Page to Debt-for-Exchange Agreement]

EXHIBIT A

PROMISSORY NOTE

[See attached]

EXICURE, INC.
PROMISSORY NOTE
ISSUE DATE: May 28, 2024
AMOUNT: US$700,000.00    MATURITY DATE: May 28, 2025
FOR VALUE RECEIVED, Exicure, Inc., a Delaware corporation (“Company”), promises to pay to DGP Co., Ltd. (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of US$700,000.00 (Seven Hundred Thousand United States dollars), together with accrued interest, or in all cases such lesser principal and/or interest amount as shall equal the outstanding balance due hereunder after accounting for any amounts that have been paid, converted, or otherwise satisfied.
The following is a statement of the rights of Investor and the conditions to which this Note (this “Note”) is subject, and to which each of the parties, by executing this Note, agrees:
1.Payments.
a.Due Date. All principal and accrued interest hereunder that has not been previously paid, converted, or satisfied shall be due and payable on the earlier of (i) the 1st anniversary of the Issue Date of this Note (the “Maturity Date”), and (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared by Investor to be due and payable by Company or made automatically due and payable, in each case, in accordance with the terms hereof.
b.Interest Accrual and Payments. Interest shall accrue on the unpaid principal balance of this Note at 6.0% per annum in simple interest, computed from the date of Company’s receipt of funds based on the basis of the actual number of days elapsed and the actual number of calendar days in the relevant calendar year. The accrued interest on this Note shall be due and payable at maturity (to the extent any such interest has not been previously converted or paid).
2.Defaults.
a.Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note: (i) Company (A) fails to pay any amount due hereunder on the respective due date for such payment or (B) otherwise breaches the terms of this Note and such other breach as described in this subclause (B) is not remedied within five (5) business days following Company’s receipt from Investor of written notice of such failure to pay or breach;
(ii) Company applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (iii) Company’s dissolution, termination of existence, liquidation, or ceasing to operate as a going concern; (iv) Company commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it;

(v) proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced or (vi) default by the Company or any of its subsidiaries with respect to any loan, mortgage, agreement or other instrument under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed in excess of $100,000.00 (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness exists as of the date of issuance of this Note or is hereafter created, where such default (A) results in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (B) constitutes a failure to pay the principal or interest of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (A) and (B), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within five (5) business days of such default.
b.Rights of Investor upon Default. At any time during the continuance of an Event of Default described in Section 2(a)(i)(B), Investor may, by written notice to Company, declare and make all amounts payable by Company hereunder to be immediately due and payable without further presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 2(a)(i)(A) and 2(a)(ii) through 2(a)(vi), immediately and without notice, all amounts due and payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.
3.Rank. All payments due under this Note shall be pari passu with all other senior indebtedness of the Company, and senior to all other indebtedness of the Company that, by the express terms of such indebtedness, is subordinated to this Note.
4.Miscellaneous.
a.Successors and Assigns; Transfer. This Note shall not be transferred or assigned without the written consent of Company and Investor. Subject to these restrictions on transfer, the rights and obligations of Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Transfers of this Note will be effective when they are registered on the books of the Company following provision to Company of identifying information about the transferee, copies of all transfer agreements and documentation, and other transfer documents reasonably requested by Company. Prior to presentation of this Note to Company for registration of a transfer, Company may treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever. Prior to any permitted transfer, this Note shall be enforceable by Investor solely against Company (and not other party), and by Company solely against Investor (and no other party).
b.Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the express written consent of Company and Investor.

c.Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the Company and the Investor as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Company or the Investor or the practical realization of the benefits that would otherwise be conferred upon the Company or the Investor. The Company and the Investor will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
d.Notices. To be effective, a notice or other communications required or permitted hereunder shall be in writing and shall be sent by email or courier addressed: (i) if to Investor, to Investor at Investor’s address or electronic mail address as shown in Company’s records, as may be updated in accordance with the provisions hereof; or (ii) if to Company, to Exicure, Inc., Attention: President, 2430 N. Halsted St., Chicago, IL 60614, Email: pkang@exicuretx.com, with copy (which copy shall not constitute notice to the Company) to Baker & Hostetler LLP, Attention: Margaret Butler, 45 Rockefeller Plaza, New York, NY 10111, Email: mibutler@bakerlaw.com. A copy of any notice sent by courier shall also be sent by email. Each such notice or other communication shall for all purposes of this Note be treated as effective or having been given when delivered to recipient, provided that any notice received after 4:00 p.m. (New York City time) or on a weekend or local government or bank holiday shall be effective on the next business day.
e.Governing Law; Jurisdiction; Venue. This Note and all actions arising out of or in connection with this Note shall be enforced, governed by and construed in all respects in accordance with the laws of the State of Delaware, exclusive of its conflicts of law rules. The parties irrevocably consent to the exclusive jurisdiction of the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, then any federal court of the United States of America sitting in the State of Delaware) for the purpose of any matter arising out of, based upon, or relating to this Note. The parties waive any objection that any such court constitutes and inconvenient forum.

f.Waiver of Jury Trial; Judicial Reference. BY ACCEPTANCE OF THIS NOTE, INVESTOR HEREBY AGREES AND THE COMPANY HEREBY AGREES TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY RELATED TRANSACTION DOCUMENTS.
[Remainder of the Page Intentionally Left Blank]

Company has caused this Note to be issued as of the date first written above.

EXICURE, INC.,
a Delaware corporation

By: /s/ Paul Kang Name: Paul Kang
Title: President & Chief Executive Officer

Acknowledged By:

DGP CO., LTD.,
a Korean corporation

By: /s/ Kyungwon Oh
Name: Kyungwon Oh
Title: Chief Executive Officer

EXHIBIT B

LEGEND

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE
U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.